Datasheet: First Quarter 2011
May.9.2011

HIGH PERFORMANCE TECHNOLOGY

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of May 6, 2011)

Stock Symbol (NASDAQ): DTSI

Price: $43.57

52-Wk Range: $31.03 - $50.57

Market Capitalization: $751.13M

2011 Q1 Revenue by Market



Other
Network Connected
Home AV
Car
Blu-ray

2011 Revenue Outlook Assumptions

- 2011Revenue Outlook includes:
  - Blu-ray Worldwide unit forecasts:
    - 30M to 35M Standalone Players
    - 13M to 14M Game Consoles
    - 8M to 10M PCs
  - 15% to 20% of Revenue to come from new, Network Connected Markets Including:
    - Televisions
    - Smartphones
    - Digital Media Players
    - PCs (DTS Premium Suite, DTS Ultra PC, Envelo)
    - Other Virtual Audio Applications
- Home AV, Broadcast & Car to be roughly flat
- Royalty Recoveries around $4.0M

Key Financial Metrics

	Q1 2011		Q1 2010	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$26.8M	-	$21.7M	-
Gross Margins	99%	100%	98%	99%
Operating Margin	35%	44%	30%	40%
Tax Rate	39%	-	41%	-
Earnings Per Share (Cont. Ops.)	$0.32	$0.40	$0.22	$0.30
Cash Flow from Operations	$3.9M	-	$9.1M	-
Stock-Based Compensation	$2.0M	-	$2.0M	-
Amortization of Intangible Assets	$0.3M	-	$0.4M	-
Capital Expenditures	$0.4M	-	$1.4M	-

	2011 Outlook		2010	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$100 to 105M	-	$87.1M	-
Gross Margins	97% to 98%	-	98%	-
Operating Margins	Low 30's	Low 40's	28%	38%
Tax Rate	~ 40%	-	39%	-
Earnings Per Share (Cont. Ops.)	$1.04 to $1.12	$1.40 to $1.49	$0.84	$1.15
Cash Flow from Operations	-	-	$39.0M	-
Stock-Based Compensation	$9.0M to $10.0M	-	$7.0M	-
Amortization of Intangible Assets	$1.5M to $2.0M	-	$1.4M	-
Restructuring Charge^	-	-	$0.7M	-
Capital Expenditures	-	-	$3.2M	-

* Excludes stock-based compensation costs, amortization of intangible assets and restructuring charges. Also excludes their related tax effects for earnings per share.

^ Restructuring costs include $0.3M of stock based compensation.

Datasheet: First Quarter 2011
May.9.2011

HIGH PERFORMANCE TECHNOLOGY

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel

DTS - Science-Technology-Art



In addition to DTS-HD Master Audio ™, the lossless audio codec for Blu-ray Disc, DTS has a range of high efficiency technologies for digital delivery services and connected consumer devices.

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay fee to use DTS technology and marks upon manufacture
- Mandatory or optional in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- LG integrates DTS Ultra Mobile™ into the T-Mobile G2x™ with Google™ bringing unmatched sound to music lovers and gamers.
- DTS and Ford Motor Company have partnered to utilize DTS Neural Surround Sound decoding in Lincoln vehicles.
- DTS showcased high definition audio technology for home entertainment at the IPTV World Forum 2011
- DTS Premium Suite II was showcased at the Intel Developer Forum in Beijing during April 2011. DTS Premium Suite II provides a compelling integrated audio platform for every aspect of the PC audio experiences.
- DTS unveiled its 11.1 Sound Signature at NAB April 2011 with re-nowned sound designer, Diego Stocco at the Intel Storage Solutions Theater.

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "Lossless" audio for the most demanding applications
- DTS is synonymous with the highest quality audio as evidenced by our 85% market share of the Top 100 Blu-ray Titles for 2010 in the U.S.
- DTS Technologies including DTS audio codecs, virtual surround, and other audio processing technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices

Key Trends Driving Digital Media & Entertainment

- Blu-ray has become mainstream in certain major markets.
- The popularity of online long-form content is driving Consumer Electronic OEMs to support network connections in their global mainstream consumer electronics products.
- Entertainment consumers have begun to expect transportability of their content. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.

Investor Relations Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

Erica Abrams | The Blueshirt Group | 415.217.5864 | erica@blueshirtgroup.com